UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2021

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2021, Callaway Golf Company (the “Company”) held its 2021 annual meeting of shareholders (the “Annual Meeting”) at which the Company’s shareholders approved, among other things, an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000 (the “Amendment”). In connection with the approval of the Amendment, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 19, 2021.

On May 19, 2021, following the filing of the Certificate of Amendment, the Company filed with the Secretary of State of the State of Delaware a Second Restated Certificate of Incorporation (the “Second Restated Certificate”) that combined into one document the Company’s prior Restated Certificate of Incorporation, as amended by the Amendment. The filing of the Second Restated Certificate was authorized by the Board in accordance with Section 245 of the Delaware General Corporation Law.

The foregoing description of the Certificate of Amendment and the Second Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment and the Second Restated Certificate, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2021, the Company’s shareholders approved four proposals at the Annual Meeting. Of the 184,671,923 shares of the Company’s common stock outstanding as of the record date, 160,054,426 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

Name of Candidate	Shares Voted
	For	Against	Abstain	Broker Non- Votes
Oliver G. (Chip) Brewer III	148,068,032	1,001,600	64,798	10,919,996
John F. Lundgren	146,555,904	2,503,444	75,082	10,919,996
Erik J Anderson	147,247,792	1,817,270	69,368	10,919,996
Samuel H. Armacost	146,804,528	2,255,303	74,599	10,919,996
Scott H. Baxter	148,572,876	483,930	77,624	10,919,996
Thomas G. Dundon	148,735,765	294,593	104,072	10,919,996
Laura J. Flanagan	148,649,883	382,897	101,650	10,919,996
Russell L. Fleischer	148,898,679	161,555	74,196	10,919,996
Scott M. Marimow	147,906,894	1,064,667	162,869	10,919,996
Adebayo O. Ogunlesi	147,311,398	1,748,481	74,551	10,919,996
Linda B. Segre	147,832,908	1,230,492	71,030	10,919,996
Anthony S. Thornley	145,125,774	3,935,410	73,246	10,919,996

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
159,028,212	953,565	72,649

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
147,289,997	1,708,634	135,799	10,919,996

Proposal 4: Amendment to the Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock

The Company’s shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
159,106,524	807,312	140,590

No other items were presented for shareholder approval at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Callaway Golf Company

3.2	Second Restated Certificate of Incorporation of Callaway Golf Company

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	CALLAWAY GOLF COMPANY

	By:	/s/ Sarah E. Kim
	Name:	Sarah E. Kim
	Title:	Vice President, General Counsel and Corporate Secretary